October 4, 1999

All Parties described below as "Borrowers"
c/o John H. Gallivan
1415 Larimer Street
Denver, CO  80202

Via Facsimile:  (720) 359-3395

Re Fixed Rate Commitment Letter: Total Note Amount: $15,555,555.64 (consisting of $14,000,000.00 of Aggregate Loan Amount and $1,555,555.64 of Aggregate Credit Enhancement Amount).

Dear Mr. Gallivan:

AMRESCO Commercial Finance, Inc. ("ACFI" or the "Lender") is pleased to approve your loan application ("Application") for a loan and agrees to lend you the total amount set forth above to the following companies (collectively, "you", "your", or the "Borrower"): The Quizno's Corporation; The Quizno's Operating Company; S & S Company; The Quizno's Realty Company; The Quizno's Acquisition Company; The Quizno's Licensing Company; and Quizno's Kansas, L.L.C. The allocation of the aggregate Loan Amount and the Total Note Amount and corresponding terms will be set forth on Exhibit A attached hereto and made a part hereof:

The following terms and conditions will apply on your loan(s):

      1.   Note  Amount:  Your loan(s) will be evidenced by two secured
           -------------
           promissory notes (collectively, the "Note") in an aggregate amount ("Total Note Amount") of $15,555,555.64 of which $14,000,000.00 will be the principal amount disbursed to you at closing pursuant to your instructions and the terms of this Commitment Letter (excluding your closing costs which are withheld) and $1,555,555.64 will be your aggregate Credit Enhancement Amount.

      2.   Interest  Rate:  Prior to an event of default,  the interest
           ---------------
           rate on the loan(s) will be equal to the 10-year treasury note rate 10 days prior to the closing date plus 4.25%, which as of September 28, 1999 would equate to an annual interest rate of 10.10%. The loan and enhancement payments herein reflect an assumed interest rate of 10.10%, but are subject to change based upon the 10-year treasury note rate as of the date the interest rate is locked. ACFI will have the unilateral right, at any time, to readjust this rate once within four months from the closing date, at a rate equal to 4.25% plus the then current 10 year treasury note rate. If requested by Lender, Borrower shall execute slip pages to the Note necessary to conform the Note to the interest rate set forth in this section 2

      3.   Scheduled Monthly Credit Enhancement Obligation Payment:
           --------------------------------------------------------
           You will pay an aggregate amount of $13,092.65 each month while your aggregate Credit Enhancement Amount remains outstanding.

      4.   Scheduled  Monthly Loan Payment:  You will pay an aggregate
           --------------------------------
           amount of $193,337.48 each month while all the loan(s) listed above remain outstanding. This amount will be reduced accordingly for any such loan(s) that mature or are paid off.

      5.   Payments and Monthly Enhancement Rebates:  The first payment
           -----------------------------------------
           under the loan(s) ("Closing Payment") will be due on the date that such loans close and will be withheld from the loan proceeds to be disbursed to you at the Closing Date. The Closing Payment will equal the sum of (i) interest payable on each Loan Amount from the Closing Date to the first day of the next month, (ii) the Scheduled Monthly Loan Payment for each of your loan(s) and (iii) the Scheduled Monthly Credit Enhancement Obligation payment for each of your loan(s). The Scheduled Monthly Loan Payment for each loan will consist of (i) amortization of the corresponding Note Amount over the stated loan term and (ii) interest on the outstanding Loan Amount corresponding to such loan. The Scheduled Monthly Loan Payment will be the same amount every month. You will make payments of the Scheduled Monthly Loan Payment and Scheduled Monthly Credit Enhancement Obligation Payment no later than the first day of each month (each a "Payment Date") beginning on January 1, 2000 (assuming an
            October 1999 closing).

           If no loan in the pool of loans made by ACFI (of which your loans are a part) is delinquent or in default, you will be entitled to an aggregate monthly enhancement rebate ("Monthly Enhancement Rebate") of $13,092.65, an amount equal to your initial aggregate Scheduled Monthly Credit Enhancement Obligation Payment. If any loans in such loan pool are delinquent or in default, the amount of your Monthly Enhancement Rebate will be reduced and may be eliminated entirely. All calculations of the Monthly Enhancement Rebate will be made by ACFI, its agent or representatives. Your Monthly Enhancement Rebate will be applied to your next Scheduled Monthly Credit Enhancement Obligation Payment which is due. In the event you are entitled to such credit, you will be notified prior to the next Payment Date of the reduced amount due on the next Payment Date. All payments will be made in United States dollars and at the offices of the Lender or such other place or places as the Lender may notify you.

           6. Prepayment: Each loan may be prepaid in full (but not ----------- in part) subject to certain restrictions and payment of a yield maintenance make-whole premium, if due.
              The yield maintenance make-whole premium shall be in effect for the first seven (7) years of the loan term, after which such premium shall be 1% of the then outstanding loan balance.

           7. Use: You will use the Aggregate Loan Amount solely for the ---- business or commercial purpose identified as follows (allocations are estimates):

                Refinance Existing Debt                    $3,515,000
                *Escrowed funds for various uses as
                 described below                            9,900,000
                Closing costs (including 1st month
                 payment)                                     585,000
                                                          -----------
                     Total Loan Proceeds                  $14,000,000

     * The escrowed funds will be split into two different uses. 60% of the escrowed amount will be used for any of the specific uses as follows: going-private transaction, tender offers to Quizno's shareholders or other QSR chains, open market purchases of QUIZ stock, acquisition of new stores, upgrades at the corporate and store level, repurchase area directorships. 40% of the escrowed funds can be used for anything that Quizno's wishes to use the funds for with specific exception to working capital, dividends or distributions, or to "cash-out" the two majority equity holders.

       Quizno's may use a maximum of $2 million of the escrowed funds for a program that will offer limited financing to franchisees. In this program Quizno's will finance no more that 66.7% of the start-up costs for a franchisee, with the franchisee injecting the additional 33.3% in equity.

       Quizno's will be allowed to draw on this escrow account a maximum of $1 million per month. If the total amount in draws in a specific month is higher than $1 million, ACFI must approve the disbursement of funds that month. ACFI will receive monthly reports on the disbursements and uses of funds until the balance of the escrow is $0.

           8. Collateral: Your obligations will be secured by a blanket, ----------- first priority, perfected security interest in all of your present and future assets other than real and personal property acquired in the future subject to a purchase money security agreement, to the extent and in form and substance satisfactory to us and our counsel. These assets must include, but are not limited to all presently owned and future acquired: equipment and personal property relating to the corporate office and each of the units listed on Exhibit A; leasehold mortgages/deeds of trust for at least 50% of the unit locations listed on Exhibit A (if 50% of the leasehold mortgages cannot be obtained ACFI will allow a substitution of other collateral in form and substance satisfactory to ACFI in its sole discretion); all of your general intangibles (as defined in the Uniform Commercial Code), including all trademarks, patents, trade names, trade secrets, service marks, service names, franchise agreements, license agreements, contract rights, and all proceeds and income thereof. Upon your request, Lender shall release its lien on all franchise agreements entered into subsequent to the date that the Borrower achieves $7 million in annual EBITDA and a FCCR of 2.00:1 based on annual audited financial statements.

         9.   Fixed Charge Coverage Ratios:

              a. You are obligated to maintain a Fixed Charge Coverage Ratio
                 (FCCR) of 1.35:1 at the corporate (consolidated) level throughout the life of your loan(s). ACFI will monitor this compliance on an annual basis and sometimes more frequently if conditions warrant.

              b. YOU MAY NOT BORROW OR INCUR ADDITIONAL INDEBTEDNESS IF THE
                 PAYMENTS ON SUCH INDEBTEDNESS WOULD CAUSE THE FCCR to GO below 1.50:1 (POST TRANSACTION). Any additional indebtedness may not be secured by any of the collateral referred to above.

        10. Closing Documents: At the closing you must execute and deliver ------------------ standard ACFI loan documents, in form and substance satisfactory to us, including the following:

              a. Secured Promissory Notes evidencing your obligation to repay such loan(s);

              b. Pledge and Security Agreement granting a security interest to the Lender in the collateral referred to above;

              c. Leasehold Mortgages/Deeds of Trust and other real property documentation, as applicable;

              d. An opinion of your legal counsel in form and substance
                 satisfactory to us and our counsel;

              e. UCC-1 Financing Statements and all other documents required to perfect a security interest in the collateral referenced above; and

              f. Any and all other documents required by us in connection with your loan.

   Execution copies: Execution copies of the Secured Promissory Notes, Pledge -----------------and Security Agreement, UCC-1 Financing Statements, Leasehold Mortgages/Deeds of Trust and other real property documentation, and/or Affiliate Guarantee(s), as applicable, and a form of the required opinion letter will be provided to you and your counsel following your acceptance of this letter.


        11. Additional Conditions: This offer is subject to the following ----------------------additional conditions:

            a. You must sign, date and return the enclosed copy of this letter on or before October 4, 1999.

            b. You must provide evidence to Lender that it shall receive at closing a first priority, perfected security interest in the collateral referred to above.

            c. Prior to closing, you must execute and deliver into escrow pending the closing, all closing documents referenced above.

            d. The closing of this loan must occur on or before October 12, 1999 at such place as Lender may select. If the loan(s) does not close on or before this date, ACFI may change or withdraw its commitment, or change the applicable interest rate at its sole discretion.

            e. Lender's counsel must be satisfied with the documentation, proceedings and legal opinions incident to this transaction.

            f. There shall have been no material adverse change in your financial condition or prospects since the date of this commitment letter.

            g. ACFI must receive each of the following, in form and substance acceptable to ACFI in its sole discretion: (i) a legal review of your loan files; (ii) Borrowing Resolutions from each of the entities listed above as Borrowers; (iii) completed and signed environmental questionnaires for each unit; (iv) landlord estoppels for at least 50% of the locations listed on Exhibit A;
               (v) resolution of various lease issues as noted on fax dated September 20, 1999; and (vi) the unqualified approval of the Loan by ACFI's warehouse lender.

           12. Fees:
               -----

               a. Application Fee: For and in consideration of providing this commitment letter, Borrower has paid Lender a non-refundable application deposit of $70,000 (The "Application Fee") which will be credited against the Loan Fee (as defined below) on the loan closing date. If the loan does not close, Lender shall retain the Application Fee.

               b. Loan Fee: For and in consideration for the loan, Borrower shall pay, from the proceeds of the loan at closing, a loan fee ("Loan Fee") of 2.5% of the Aggregate Loan Amount, less the Application Fee. If the loan closes, the Loan Fee shall be used to pay for lending costs and expenses. However, if the loan does not close, Borrower must pay for all costs and expenses incurred in connection with the loan.

If you accept this letter on the terms and conditions provided herein, please sign in the space provided below and return to the Lender at the address noted above on or before October 4, 1999.

Sincerely,

AMRESCO Commercial Finance, Inc.

By: /s/ Ryan Hoppe
    --------------------------------
        Ryan Hoppe, Senior Underwriter

By the undersigned's signature below, the undersigned accepts the offer for the loan(s) described in this commitment letter and agrees to all of the terms and conditions to such loan(s) described above.

The Quizno's Corporation, as Borrower         The Quizno's Operating Company as Borrower


By: _________________________________________  By:
----------------------------------------

Name: ______________________________________        Name:
--------------------------------------

Title: _______________________________________      Title:
---------------------------------------

Date: _______________________________________       Date:
---------------------------------------

S & S Company, as Borrower                     The Quizno's Realty Company, as Borrower


By: _________________________________________  By:
----------------------------------------

Name: ______________________________________        Name:
--------------------------------------

Title: _______________________________________      Title:
---------------------------------------

Date: _______________________________________       Date:
---------------------------------------

The Quizno's Acquisition Company, as Borrower   The Quizno's Licensing Company, as Borrower


By: _________________________________________  By:
----------------------------------------

Name: ______________________________________        Name:
--------------------------------------

Title: _______________________________________      Title:
---------------------------------------

Date: _______________________________________       Date:
---------------------------------------

Quizno's Kansas, L.L.C., as Borrower

By: _________________________________________

Name: ______________________________________

Title: _______________________________________

Date: _______________________________________




AMRESCO Commercial Finance, Inc.


                                    Exhibit A
              The Quizno's Corporation Schedule of Loan Allocation

                    Original         Credit        Original       Loan     Loan
                      Loan        Enhancement        Note         Term    Interest     Loan       Enhancement
   Unit #            Amount          Amount         Amount       (mos)      Rate      Payment       Payment
-------------   --------------   -------------  ---------------  ------ ----------- ----------   -------------

Corporate       $10,250,000.00   $1,138,888.89   $11,388,888.89    120     10.10%   $141,550.73   $9,585.65
E. Arapahoe         150,000.00       16,666.67       166,666.67    120     10.10%      2,071.47      140.28
Gunpark             150,000.00       16,666.67       166,666.67    120     10.10%      2,071.47      140.28
Blue River          150,000.00       16,666.67       166,666.67    120     10.10%      2,071.47      140.28
E. Orchard          150,000.00       16,666.67       166,666.67    120     10.10%      2,071.47      140.28
Pearl Street        150,000.00       16,666.67       166,666.67    120     10.10%      2,071.47      140.28
S. University       150,000.00       16,666.67       166,666.67    120     10.10%      2,071.47      140.28
Grant Street        150,000.00       16,666.67       166,666.67    120     10.10%      2,071.47      140.28
S. Hover            150,000.00       16,666.67       166,666.67    120     10.10%      2,071.47      140.28
Lincoln Street      150,000.00       16,666.67       166,666.67    120     10.10%      2,071.47      140.28
West Colfax         150,000.00       16,666.67       166,666.67    120     10.10%      2,071.47      140.28
North Washington    150,000.00       16,666.67       166,666.67    120     10.10%      2,071.47      140.28
W. Colfas           150,000.00       16,666.67       166,666.67    120     10.10%      2,071.47      140.28
18th Street         150,000.00       16,666.67       166,666.67    120     10.10%      2,071.47      140.28
S. Tamarac          150,000.00       16,666.67       166,666.67    120     10.10%      2,071.47      140.28
17th Street         150,000.00       16,666.67       166,666.67    120     10.10%      2,071.47      140.28
W. Central          150,000.00       16,666.67       166,666.67    120     10.10%      2,071.47      140.28
N. Waco             150,000.00       16,666.67       166,666.67    120     10.10%      2,071.47      140.28
R. Harry            150,000.00       16,666.67       166,666.67    120     10.10%      2,071.47      140.28
N. Rock Road        150,000.00       16,666.67       166,666.67    120     10.10%      2,071.47      140.28
S. Senecca          150,000.00       16,666.67       166,666.67    120     10.10%      2,071.47      140.28
W. 21st Street      150,000.00       16,666.67       166,666.67    120     10.10%      2,071.47      140.28
N. Tyler            150,000.00       16,666.67       166,666.67    120     10.10%      2,071.47      140.28
E. 47th Street      150,000.00       16,666.67       166,666.67    120     10.10%      2,071.47      140.28
                --------------   -------------   --------------                     -----------  ----------
                $14,000,000.00   $1,555,555.64   $15,555,555.64                     $193,337.48  $13,092.65
